Exhibit 99.1

Vantage Drilling International Reports Fourth Quarter and Full-Year 2019 Results

HOUSTON, March 5, 2020 (GLOBE NEWSWIRE) -- Vantage Drilling International ("Vantage" or the “Company”) reported a net loss attributable to controlling interest of approximately $61.4 million or $8.22 per diluted share for the three months ended December 31, 2019, based on the weighted average shares outstanding after the conversion of our convertible notes, as compared to a net loss attributable to controlling interest of $52.2 million or $10.44 per diluted share for the three months ended December 31, 2018.

For the year ended December 31, 2019, Vantage reported net income attributable to controlling interest of approximately $455.7 million or $80.27 per diluted share, as compared to a net loss attributable to controlling interest of $141.5 million or $28.29 per diluted share for the year ended December 31, 2018.

As of December 31, 2019, Vantage had approximately $242.9 million in cash, including $11.0 million of restricted cash, compared to $239.4 million in cash, including$14.4 million of restricted cash at December 31, 2018. The Company generated $535.6 million in cash from operations, including cash collected in the Petrobras settlement in 2019 compared to $12.8 million generated in 2018. During the three months ended December 31, 2019, the Company made a special cash distribution of $525.0 million to shareholders.

Ihab Toma, CEO, commented. “I am pleased to report that we were able to return value to our shareholders through the issuance of a special cash distribution of approximately $525.0 million during the quarter and with the conversion of our convertible debt to equity in the fourth quarter, we enhanced our industry leading balance sheet while retaining significant debt coverage. Separately, I am pleased to report that we continue to achieve operational excellence, recording approximately 100% revenue efficiency for the quarter. Our continued focus on increased efficiency and maintaining an optimized cost structure position us to benefit from the improved conditions in the jack-up market and the improving conditions in the drillship space.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of three ultra-deepwater drillships and five premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and natural gas companies. Vantage also provides construction supervision services and preservation management services for, and will operate and manage, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.  Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Public & Investor Relations Contact:

     Thomas J. Cimino

     Chief Financial Officer

     Vantage Drilling International

     (281) 404-4700

Vantage Drilling International
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue
Contract drilling services	$42,996	$37,753	$144,571	$203,565
Contract termination revenue	—	—	594,029	—
Reimbursables and other	6,270	5,314	22,248	22,182
Total revenue	49,266	43,067	760,848	225,747
Operating costs and expenses
Operating costs	42,355	42,099	156,893	171,041
General and administrative	42,534	6,609	128,548	29,544
Depreciation	18,329	17,230	73,820	70,447
Total operating costs and expenses	103,218	65,938	359,261	271,032
Income (loss) from operations	(53,952)	(22,871)	401,587	(45,285)
Other income (expense)
Interest income	2,754	924	116,368	1,898
Interest expense and other financing charges	(9,860)	(20,657)	(46,575)	(78,779)
Loss on debt extinguishment	—	(1,271)	—	(1,271)
Other, net	(5)	(474)	216	(1,505)
Total other expense	(7,111)	(21,478)	70,009	(79,657)
Income (loss) before income taxes	(61,063)	(44,349)	471,596	(124,942)
Income tax provision	(731)	7,828	15,121	16,526
Net income (loss)	(60,332)	(52,177)	456,475	(141,468)
Net income attributable to noncontrolling interests	1,053	—	741	—
Net income (loss) attributable to shareholders	$(61,385)	$(52,177)	$455,734	$(141,468)
Earnings (loss) per share, Basic and Diluted	$(8.22)	$(10.44)	$80.27	$(28.29)
Weighted average successor ordinary shares outstanding, Basic and Diluted	7,470	5,000	5,677	5,000

Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating costs and expenses
Jackups	$15,685	$16,396	$62,448	$65,492
Deepwater	19,775	20,217	70,184	79,655
Operations support	4,064	2,274	13,538	12,888
Reimbursables	2,831	3,212	10,723	13,006
	$42,355	$42,099	$156,893	$171,041

Utilization
Jackups	99.1%	96.6%	97.4%	92.2%
Deepwater	61.1%	35.0%	46.1%	54.5%

Vantage Drilling International
Consolidated Balance Sheet
(In thousands, except share and par value information)
(Unaudited)

	December 31, 2019	December 31, 2018

ASSETS
Current assets
Cash and cash equivalents	$231,947	$224,967
Restricted cash	2,511	10,362
Trade receivables	46,504	28,431
Inventory	48,368	45,195
Prepaid expenses and other current assets	16,507	17,278
Total current assets	345,837	326,233
Property and equipment
Property and equipment	1,002,968	996,139
Accumulated depreciation	(281,842)	(208,836)
Property and equipment, net	721,126	787,303
Operating lease ROU assets	6,706	—
Other assets	17,068	16,026
Total assets	$1,090,737	$1,129,562

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$49,599	$44,372
Other current liabilities	26,936	17,983
Total current liabilities	76,535	62,355
Long–term debt, net of discount and financing costs of $6,421 and $12.914	343,579	1,109,011
Other long-term liabilities	17,532	22,889
Commitments and contingencies
Shareholders' equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 13,115,026 and 5,000,053 shares issued and outstanding, respectively	13	5
Additional paid-in capital	634,770	373,972
Accumulated earnings (deficit)	17,064	(438,670)
Controlling interest shareholders' equity	651,847	(64,693)
Noncontrolling interests	1,244	—
Total equity	653,091	(64,693)
Total liabilities and shareholders’ equity	$1,090,737	$1,129,562

Vantage Drilling International
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$456,475	$(141,468)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation expense	73,820	70,447
Amortization of debt financing costs	1,627	556
Amortization of debt discount	5,354	49,417
Amortization of contract value	1,643	6,311
PIK interest on the Convertible Notes	7,132	7,648
Share-based compensation expense	957	7,165
Non-cash loss on debt extinguishment	—	975
Deferred income tax (benefit) expense	(51)	1,742
(Gain) loss on disposal of assets	155	(1,301)
Changes in operating assets and liabilities:
Trade receivables	(18,073)	16,948
Inventory	(3,174)	1,911
Prepaid expenses and other current assets	771	(6,121)
Other assets	4,265	2,339
Accounts payable	5,227	4,706
Other current liabilities and other long-term liabilities	(489)	(8,481)
Net cash provided by operating activities	535,639	12,794
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(7,798)	(14,316)
Cash paid for Soehanah acquisition	—	(85,000)
Net proceeds from sale of Vantage 260	—	4,703
Net cash used in investing activities	(7,798)	(94,613)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	—	(216,265)
Proceeds from issuance of 9.25% First Lien Notes	—	350,000
Contributions from holders of noncontrolling interests	1,197	—
Distributions to shareholders	(524,994)	—
Debt issuance costs	(487)	(7,688)
Debt prepayment costs	—	(296)
Net cash (used in) provided by financing activities	(524,284)	125,751
Net increase in unrestricted and restricted cash and cash equivalents	3,557	43,932
Unrestricted and restricted cash and cash equivalents—beginning of period	239,387	195,455
Unrestricted and restricted cash and cash equivalents—end of period	$242,944	$239,387